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                                               Exhibit 10(k)

                                          MARKETING AGREEMENT
                                                   OF
                                          WILMINGTON TRUST FSB
                                                   AND
                                  J W CHARLES FINANCIAL SERVICES, INC.
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                       MARKETING AGREEMENT
                                OF
                       WILMINGTON TRUST FSB
                               AND
               J W CHARLES FINANCIAL SERVICES, INC.



     This Marketing Agreement is entered into by and between Wilmington Trust FSB ("WT") and JW Charles Financial Services,
Inc. ("JWC") as of the 19th day of January, 1996.

     WHEREAS, WT is in the business of providing a variety of services, including, but not limited to, precious metals, fiduciary, mutual fund, banking, trust and investment services
(the "Products and Services");

     WHEREAS, JWC has certain customers to whom WT would like to offer Products and Services; and

     WHEREAS, the parties desire to enter into an agreement whereby JWC will refer the Products and Services to certain of its customers;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

                            ARTICLE I
                            ---------

                              Duties
                              ------

          1.1 WT warrants that it is and will continue to be appropriately licensed and authorized to provide the types of services anticipated by this agreement as required.

          1.2 JWC warrants that it is and will continue to be appropriately licensed to sell its products in those states where it is required to be licensed.

          1.3 JWC's referral duties hereunder may include, but not be limited to, introducing appropriate personnel and services to prospects for the purpose of providing investment management and personal trust services. In connection with these responsibilities, JWC agrees that prior to any such introductions it will screen such prospective customers for the purpose of assuring their suitability for referral.



          1.4 Upon request, from time to time by WT, JWC will provide WT with reasonable access to its broker network, allowing the staff of WT and its affiliates to call on these brokers.

          1.5 JWC will use commercially reasonable efforts to introduce the Products and Services of WT to its brokers.

          1.6 WT shall provide JWC and its brokers with written information and materials pertaining to WT Products and Services and JWC agrees to describe any WT Products and Services consistent with such information and materials in any discussions with their customers.

          1.7 JWC will immediately notify WT if any JWC customer complains about any aspect of services being provided by WT or its affiliates to such customers.

                            ARTICLE II
                            ----------

                     Compensation and Reports
                     ------------------------

          2.1 The parties will agree from time to time concerning compensation to be paid by WT to JWC for each referral of Products and Services hereunder. All payments by WT hereunder will be made to JWC as soon as reasonably practical, not to any individual broker.

          2.2 Not less often than quarterly, WT shall supply JWC with a written report reporting the total Products and Services sold for such period and year to date, broken down by type, customer and compensation due to JWC related thereto. During the term of this Agreement and for 90 days after any expiration or termination, WT shall maintain detailed, current, written books and records of all of the Products and Services provided and sold, broken down by type, customer and compensation due to JWC hereunder. WT shall provide JWC and its authorized representatives full access during normal business hours to such books and records.

                           ARTICLE III
                           -----------

               Confidentiality and Non-Solicitation
               ------------------------------------

          3.1 (a) In connection with this Agreement, a party hereto (the "Disclosing Party") may disclose Confidential Information, as defined below, to the other party hereto (the
"Disclosee").    Each party agrees to maintain the
confidentiality of any and all Confidential Information of a Disclosing Party and agrees not to use such Confidential Information for financial gain in any manner adverse to the Disclosing Party, provided, however, the forgoing obligations shall not apply to (i) any information which was known by the Disclosee prior to its disclosure by the Disclosing Party; (ii) any information which was in the public domain prior to its disclosure; (iii) any information which comes into the public domain through no fault of the Disclosee; (iv) any information which is disclosed to the Disclosee by a third party, other than


an affiliate, having the legal right to make such disclosure; or
(v) any information which is required to be disclosed by an order of any forum. For the purposes of this Section, "Confidential Information" shall mean any and all technical, business or other information which (a) is possessed or hereafter acquired by a Disclosing Party and disclosed to the Disclosee, and (b) derives actual or potential economic value from not being generally known to persons or entities other than the Disclosing Party, including, but not limited to, data, compositions, devices, methods, techniques, inventions, processes, financial data, financial plans, product plans, business plans, or potential customers and brokers, information with respect to various needs of customers of JWC, provided that it shall not include information that does not constitute a trade secret after the fourth anniversary of any expiration or termination of this Agreement.

          3.2 WT agrees not to, directly or indirectly, for or on behalf of any person or entity, solicit, call upon or attempt to solicit the patronage of any customer of JWC that WT knows is a customer of JWC, for the purpose of obtaining the patronage of any such person for products and services other than Products and Services. However, JWC recognizes that any person who becomes a customer of WT or its affiliates will routinely receive sales and promotional materials aimed at cross-selling WT services or the services of its affiliates to that customer.

          3.3 WT agrees not to, directly or indirectly, for or on the behalf of any person, solicit or induce, or attempt to solicit or induce, any person employed by JWC to leave such employment. However, such prohibition shall not prevent WT from considering the unsolicited employment application of any JWC employee. JWC agrees not to, directly or indirectly, for or on the behalf of any person, solicit or induce, or attempt to solicit or induce, any person employed by WT to leave such employment. However, such prohibition shall not prevent JWC from considering the unsolicited employment application of any WT employee.

                            ARTICLE IV
                            ----------

           Indemnification and Standard of Performance
           -------------------------------------------

          4.1 WT shall use its commercially reasonable best efforts to perform its obligations hereunder and shall indemnify and hold harmless JWC, its directors, officers, employees and agents from and against any claims, demands, actions, liabilities, penalties, taxes, losses or costs (including reasonable attorneys fees) to which JWC or its directors, officers, employees and agents may become subject which arise out of WT's breach of the terms of this Agreement.

          4.2 JWC shall use their commercially reasonable best efforts to perform all JWC obligations hereunder and shall indemnify and hold harmless WT and its affiliates and their directors, officers, employees and agents from and against any claims, demands, actions, liabilities, penalties, taxes, losses or costs to which WT or its affiliates or their directors, officers, employees and agents may become subject which arise out of JWC's breach of the terms of this Agreement.



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          4.3  Each party agrees to perform its services
hereunder in accordance with the professional standards recognized by their respective industries, whichever standard is appropriate for the circumstances, and in accordance with all applicable laws and regulations.

          4.4 No provision of this Agreement shall be construed to require WT to provide services to any customers that are introduced to it pursuant to the terms hereof. No provision of this Agreement shall be construed to require JWC to refer all of its customers to WT pursuant to the terms hereof.

                            ARTICLE V
                            ---------

                         Non-Exclusivity
                         ---------------

          5.1 Except as otherwise provided in Article III hereof, no provision of this Agreement shall be construed to limit the activities or business which either JWC or WT may carry out or engage in outside of this Agreement and this Agreement is not intended to create any exclusive arrangement between the parties hereto.

                            ARTICLE VI
                            ----------

                               Term
                               ----

          6.1 This Agreement shall be effective as of the date hereof.

          6.2 This Agreement shall be in force until December 31, 2002 unless otherwise terminated in accordance with he terms hereof. This Agreement shall renew automatically for successive one year terms unless terminated hereunder. This Agreement may be terminated by either party upon thirty (30) days written notice to the other. Each party shall have the right to terminate this Agreement immediately if the other party files a petition in bankruptcy, makes an assignment for the benefit of creditors, is voluntarily or involuntarily adjudicated bankrupt, or if a receiver is appointed for its business or assets. The payment of compensation described by Article II, the confidentiality provisions of Article III and the indemnification provisions of
Article IV shall survive any such termination or expiration under this Agreement.

                           ARTICLE VII
                           -----------

                          Annual Meeting
                          --------------

          7.1 The parties hereto agree to meet annually at a place and time agreed upon by the parties. The purpose of this meeting shall be to review business plans, budgets and the progress of this Agreement and to discuss any modifications to this Agreement that either party believes is necessary. Ten (10) days before the scheduled meeting, each party shall notify the other in writing of issues that it wishes to discuss at the meeting.



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                           ARTICLE VIII
                           ------------

                            Insurance
                            ---------

          8.1 Each party agrees to maintain its own adequate Errors and Omissions Insurance. Each party agrees to provide the other with a certificate of insurance outlining its insurance coverage upon request by the other party. Each party also agrees to notify the other of any material change to its insurance coverage.

                            ARTICLE IX
                            ----------

                          WT Warranties
                          -------------

          9.1 WT and its affiliates are not currently subject to any judicial or administrative proceedings that would impair WT's ability to perform its duties hereunder. WT will promptly notify
JWC if it or one of its affiliates becomes subject to such proceedings.

          9.2 WT warrants that it will not intentionally mislead any of its customers about the nature of any JWC product.

                            ARTICLE X
                            ---------

                          JWC Warranties
                          --------------

          10.1 JWC and its affiliates are not currently subject to any judicial or administrative proceedings that would impair JWC's ability to perform its duties hereunder. JWC will promptly notify WT if it or one of its affiliates becomes subject to such proceedings.

          10.2 JWC warrants that it will not intentionally mislead any of its customers about the nature of any WT product.

                            ARTICLE XI
                            ----------

                          General Terms
                          -------------

          11.1 Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived, or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, or modification is sought. The headings or the various sections of this Agreement are for reference only and shall not modify, expand or limit any of the terms or provisions hereof.

          11.2 Neither WT nor JWC shall assign, convey, or otherwise transfer any of its right, title or interest in this Agreement.



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          11.3 This Agreement shall in all respects be governed
by, and construed in accordance with, the laws of the State of Delaware. Furthermore, the parties agree that jurisdiction and venue for any action arising under this Agreement shall be exclusively with the state or federal courts located in Delaware. Each party agrees to waive its right to jury trial in any action arising out of this Agreement. In the event of any dispute between the parties under this Agreement, the parties agree to submit such dispute to an arbitrator for binding arbitration. Such arbitrator shall be a member of the American Arbitration Association and the arbitration proceedings shall be conducted in Washington, D.C. and governed by the rules of that Association.

          11.4 This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one of the same instrument.

          11.5 All notices required or permitted by the terms hereof shall be in writing, and any such notices shall become effective when hand delivered to the other party, or, if in the form of a telegram or telex, when received. All notices shall be delivered or addressed as follows: (1) if to WT:


                       Wilmington Trust FSB
                            Suite 100
                  800 SE Monterey Commons Blvd.
                      Stuart, Florida 34996
                ATTENTION:  Mr. W. Craig Marshall


             (2) if to JWC:

               J W Charles Financial Services, Inc.
                    1117 Perimeter Center West
                            Suite 500E
                     Atlanta, Georgia  30338
                      Attention: Joel Marks
                               and
                          W. Randy Eaddy
                        Kilpatrick & Cody
                       100 Peachtree Street
                     Atlanta, Georgia  30309

Each party may from time to time change its address by written notice to the other.


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          11.6 Neither party will use the name of the other party
in any promotional or advertising material without the written consent of the other party.

          11.7 JWC and its employees are not employees, agents or authorized representatives of WT hereunder. WT and its employees are not employees, agents or authorized representatives of JWC hereunder. Each party is an independent contractor under this Agreement and both parties agree that they will not represent themselves to be agents of the other. Neither party has the power to contractually obligate the other party.

          11.8 The failure of one party to insist upon or enforce strict performance of any terms of this Agreement shall not be construed as a waiver of its right to enforce such terms in the future.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE
EXECUTED BY THEIR DULY AUTHORIZED OFFICERS.


WILMINGTON TRUST FSB


By:/s/ George _______, IV     (Seal)

Title: Chairman

Date: 1/19/96




JW CHARLES FINANCIAL SERVICES, INC.


By: Joel Marks (Seal)

Title: Vice Chairman

Date: 1/19/96






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